Exhibit 10.4
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of this [●] day of [●], 2024 among Bowhead Specialty Holdings Inc., a Delaware corporation (the “Company”), the persons listed on Schedule A hereto and any person who becomes a party hereto pursuant to Section 7(e) (such persons collectively, in their capacities as holders of Registrable Securities (as defined below), the “Holders” and each a “Holder”, including (i) GPC Fund (as defined below) and (ii) AFMIC (as defined below) and, together with GPC Fund, the “Institutional Holders”).
RECITALS
WHEREAS, in connection with the initial public offering (the “IPO”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”), the parties hereto desire to memorialize the registration rights described herein; and
WHEREAS, subsequent to the IPO, the Company intends to consummate certain reorganization transactions as described in the Company’s Registration Statement on Form S-1 (File No. 333-278653) (the “Reorganization Transactions”).
NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Affiliate” shall mean, with respect to a specified person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified person. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.
“AFMIC” shall mean American Family Mutual Insurance Company, S.I. (including its permitted transferees and successors).
“Board” shall mean the Company’s Board of Directors.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close.
“Call Option Agreement” shall mean that certain Call Option Agreement, between AFMIC and GPC Fund, dated as of [●], 2024.
“Common Stock” shall have the meaning set forth in the Recitals.

“Demand Registration” shall mean a registration of Registrable Securities pursuant to a Shelf Take-Down or Demand Registration Statement.
“Demand Registration Statement” shall have the meaning set forth in Section 2(c).
“Demand Request” shall have the meaning set forth in Section 2(c).
“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“GPC Fund” shall mean GPC Partners Investments (SPV III) LP (including its permitted transferees and successors).
“Holders” shall have the meaning set forth in the Recitals.
“Initiating Holder” shall have the meaning set forth in Section 2(b).
“IPO” shall have the meaning set forth in the Recitals.
“Lock-Up Period” shall mean the date 180 days after the date of final prospectus relating to the IPO.
“Piggyback Registration” shall have the meaning set forth in Section 2(e).
“Registrable Securities” shall mean (i) all shares of Common Stock held by a Holder on the date of this Agreement, (ii) all shares transferred, issued or issuable to Holders in connection with the Reorganization Transactions, or, in the case of AFMIC, the Call Option Agreement or the Warrant Agreement and (iii) any securities issued or issuable, directly or indirectly, with respect to such shares, by way of the conversion, exchange, stock dividend or stock split or in connection with a combination of shares, merger, consolidation, business combination, scheme of arrangement, amalgamation, recapitalization or similar transaction; provided that any securities constituting Registrable Securities will cease to be Registrable Securities when (a) such securities are sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities, (b) such securities are sold or disposed of pursuant to an effective Registration Statement, (c) such securities are sold or disposed of pursuant to Rule 144, (d) such securities shall have ceased to be outstanding or (e) (1) with respect to Holders other than GPC Fund and AFMIC, the date on which such securities may be resold pursuant to Rule 144, without regard to volume or manner of sale limitations or the availability of current public information with respect to the Company, whether or not any such sale has occurred, and (2) with respect to each of GPC Fund and AFMIC, when GPC Fund or AFMIC, as applicable, respectively owns 1.0% or less of the then outstanding shares of Common Stock, the date on which such securities may be resold pursuant to Rule 144, without regard to volume or manner of sale limitations or the availability of current public information with respect to the Company, whether or not any such sale has occurred.
“Registration Expenses” shall mean all expenses in effecting any registration or any offering and sale pursuant to this Agreement, including registration, qualification, listing and filing fees (including, without limitation, all SEC and Financial Industry Regulatory Authority filing fees), transfer agent and registrar fees and expenses, fees and disbursements of the independent registered public accounting firm retained by the Company (including any comfort letters) and Company counsel, fees and disbursements of counsel to the Holders except as provided in Section 6, any marketing expenses, and internal fees and expenses of the Company; provided that nothing in this definition shall affect any agreement on expenses solely between the Company and its affiliates and any underwriter. “Registration Expenses” shall not include, and the Selling Holders shall be responsible for, all Selling Expenses.
“Registration Statement” means any registration statement of the Company under the Securities Act that permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, all material incorporated by reference or deemed to be incorporated by reference in such registration statements and all other documents filed with the SEC to effect a registration under the Securities Act.
“Reorganization Transactions” shall have the meaning set forth in the Recitals.
“Rule 144” shall mean Rule 144 under the Securities Act (or any successor provision).
“SEC” shall mean the U.S. Securities and Exchange Commission.
“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Selling Expenses” shall mean all underwriting discounts, selling commissions, and any stock transfer taxes applicable to the sale or transfer of Registrable Securities by the Selling Holders to the underwriters, which are not included as Registration Expenses.
“Selling Holder” shall mean any Holder selling Registrable Securities in any Demand Registration or Piggyback Registration pursuant to this Agreement.
“Shelf Period” shall have the meaning set forth in Section 2(a).
“Shelf Registration” shall have the meaning set forth in Section 2(a).
“Shelf Registration Statement” shall mean a Registration Statement on Form S-3 (or successor form) that contemplates offers and sales of securities pursuant to Rule 415 under the Securities Act.
“Shelf Take-Down” shall have the meaning set forth in Section 2(b).
“Special Registration” shall mean the registration of equity securities, options or similar rights registered on Form S-4, Form S-8 or any successor forms thereto or any other form for the registration of securities issued or to be issued in connection with a merger, acquisition, employee benefit plan or equity compensation or incentive plan.

“Substantial Marketing Efforts” shall mean marketing efforts that take place over a period of more than 48 hours or any marketing efforts involving in-person meetings with prospective investors even if such marketing efforts occur over a period of time lasting less than 48 hours.
“Suspension” shall have the meaning set forth in Section 2(h)(i).
“Suspension Notice” shall have the meaning set forth in Section 2(h)(i).
“Warrant Agreement” shall mean that certain Common Stock Purchase Warrant, dated as of [●], 2024, between the Company and AFMIC.
Section 2.    Registration Rights.
(a)    Shelf Registration Statement. Promptly but no later than 90 days after the date the Company first becomes eligible to file a Shelf Registration Statement the Company shall use its reasonable best efforts to file with the SEC a Shelf Registration Statement (which, if the Company is eligible to file such, shall be as an automatic shelf registration as defined in Rule 405 under the Securities Act) relating to the offer and resale of Registrable Securities by the Institutional Holders and, with the written consent of the Institutional Holders, upon the written request of any other Holders from time to time in accordance with the methods of distribution set forth in the Plan of Distribution section of the Shelf Registration Statement, and, if such Shelf Registration Statement is not automatically effective upon filing, the Company shall use its reasonable efforts to cause such Shelf Registration Statement to promptly be declared or otherwise become effective under the Securities Act. For so long as any Registrable Securities remain outstanding, the Company shall use its reasonable efforts to maintain the effectiveness of such Shelf Registration Statement for the maximum period permitted by SEC rules, and shall replace any Shelf Registration Statement at or before expiration, or as soon as reasonably practicable after expiration if not reasonably practicable to do so at or before expiration, with a successor effective Shelf Registration Statement (such period of effectiveness, the “Shelf Period”).
(b)    Right to Request Shelf Take-Down. At any time and from time to time during the Shelf Period effective after the expiration of the Lock-Up Period, GPC Fund or AFMIC may, by written notice (“Demand Notice”) to the Company, request an offering (the maker of such request, the “Initiating Holder”) of all or part of the Registrable Securities held by them (a “Shelf Take-Down”); provided, however, that the Company shall not be obligated to effect any Shelf Take-Down if (i) the Company (A) has determined to effect a registered underwritten offering of its equity securities for its own account that would be a Piggyback Registration and (B) at the time of receipt of such notice has already taken substantial steps, and has proceeded and will continue to proceed with reasonable diligence, to effect such offering. Notwithstanding the foregoing sentence, the Company shall not be obligated to effect any subsequent Shelf Take-Down during any period following the pricing date of a completed Shelf Take-Down in which the Company is subject to a lock-up restriction pursuant to any lock-up agreements entered into in connection with such completed Shelf Take-Down.

(c)    Demand Registration Statement If Shelf Registration Statement Unavailable. Prior to the Company being eligible to, or if the Company subsequently becomes ineligible to, file with the SEC a shelf registration statement on Form S-3 (or successor form) in accordance with Section 2(a), upon written request of GPC Fund or AFMIC (a “Demand Request”), the Company shall use its reasonable best efforts to file promptly a registration statement on Form S-1 (or successor form) (a “Demand Registration Statement”) registering for resale such number of Registrable Securities requested to be included in the Demand Registration Statement and have the Demand Registration Statement declared effective under the Securities Act as promptly as practicable, provided, however, that no such Demand Registration Statement shall be required to be declared effective prior to the expiration of the Lock-Up Period. Upon receipt of a Demand Request, the Company will, at each such time, give written notice as promptly as practicable (and in any event not later than ten (10) days before the anticipated date of filing of the related Demand Registration Statement) to all Holders of its intention to do so. Upon the written request of any such Holder made within five (5) Business Days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will effect (subject to Section 3(g)) the registration under the Securities Act of all Registrable Securities which the Company has been so requested by the Holders thereof. Each request by any Selling Holder for a Demand Registration shall specify number of Registrable Securities to be registered and the intended methods of disposition thereof. After any Demand Registration Statement has become effective, the Company shall use its commercially reasonable efforts to keep such Demand Registration Statement effective until all of the Registrable Securities covered by such Demand Registration Statement have been sold in accordance with the plan of distribution set forth therein or are no longer outstanding.
(d)    Limitations on Demand Registrations. The following limitations shall apply to Demand Registrations:
(i)    GPC Fund shall be entitled to request a maximum of four (4) Demand Registrations. A registration or Shelf Take-Down shall not count as a Demand Registration until (1) the related Registration Statement has been declared effective by the SEC and (2) GPC Fund has been able to register or sell, as the case may be, at least 75% of the Registrable Securities requested to be included by it.
(ii)    AFMIC shall be entitled to request a maximum of three (3) Demand Registrations, provided however, that if AFMIC acquires any Registrable Securities under the Warrant Agreement or the Call Option Agreement it shall be entitled to request one (1) additional Demand Registration. A registration or Shelf Take-Down shall not count as a Demand Registration until (1) the related Registration Statement has been declared effective by the SEC and (2) AFMIC has been able to register or sell, as the case may be, at least 75% of the Registrable Securities requested to be included by it.
(iii)    The Company shall not be obligated to effect, or to take any action to effect, any registration or offering pursuant to this Section 2 if the Company has already effectuated three (3) Demand Registrations in the preceding 365-day period, provided that at least one of such Demand Registrations was requested by AFMIC or AFMIC sold 100% of the shares it requested to be registered in a Demand Registration in the preceding 365-day period.
(iv)    The Company shall not be obligated to effect, or to take any action to effect, any registration or offering that requires Substantial Marketing Efforts pursuant to this Section 2 more than two (2) times in any 365-day period provided that at least one of such Demand Registrations was requested by AFMIC or AFMIC sold 100% of the shares it requested to be registered in a Demand Registration in the preceding 365-day period.
(v)    The Company shall not be obligated to effect, or to take any action to effect, more than two (2) Demand Registrations pursuant to this Section 2 in any 90-day period.
(vi)    The Company shall not be obligated to effect, or to take any action to effect any Demand Registration with respect to Registrable Securities representing less than forty million dollars ($40,000,000) (or $20,000,000 in the case of a Shelf Take-Down) in expected gross proceeds.
(e)    Piggyback Registration. If, at any time following the expiration of the Lock-Up Period, the Company proposes or is required to file a Registration Statement under the Securities Act with respect to an offering of Common Stock, or otherwise commences an offering of Common Stock, whether or not for sale for its own account, on a form and in a manner that would permit registration of the Registrable Securities, which, for the avoidance of doubt, shall exclude any Special Registration and any offering of Common Stock that is structured as a “block trade” without Substantial Marketing Efforts, the Company shall give written notice as promptly as practicable, but not later than five (5) Business Days prior to the anticipated date of filing of such Registration Statement, to the Holders of its intention to effect such registration and, in the case of each Holder, shall include in such registration all of such Holder’s Registrable Securities with respect to which the Company has received a written request from such Holder for inclusion therein within two (2) Business Days of delivery of such written notice (a “Piggyback Registration”). In the event that a Holder makes such written request, such Holder may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter(s), if any, at any time at least four (4) Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration. The Company may terminate or withdraw any Piggyback Registration under this Section 2(e), whether or not any Holder has elected to include Registrable Securities in such registration. No Piggyback Registration shall count as a Demand Registration to which any Holders are entitled.
(f)    Selection of Underwriters; Right to Participate. The Holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select the managing underwriters to administer such Demand Registration Statement. A Holder may participate in a registration or offering hereunder only if such Holder (i) agrees to sell such Registrable Securities on the basis provided in any underwriting agreement with the underwriters and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably requested under the terms of such underwriting arrangements customary for selling stockholders to enter into in secondary underwritten public offerings.
(g)    Priority of Registrations. If the managing underwriter of a Demand Registration, Shelf Take-Down or Piggyback Registration shall advise the Company that in its reasonable opinion the number of Registrable Securities requested to be included in such Demand Registration, Shelf Take-Down or Piggyback Registration, as applicable, exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold, then the Company shall include in such Demand Registration Shelf-Takedown or Piggyback Registration, as applicable, the maximum number of Registrable Securities that such underwriter or agent, as applicable, advises can be so sold without having such adverse effect, allocated (i) in the case of a Piggyback Registration with respect to an offering of Common Stock for sale for the Company’s account, (A) first, to Common Stock requested to be included by the Company, (B) second, to Registrable Securities requested by GPC Fund and AFMIC to be included in such Piggyback Registration allocated among such requesting Holders on a pro rata basis or in such other manner as they may agree and (C) third, to Registrable Securities requested by all other Holders to be included in such Piggyback Registration allocated among such requesting Holders on a pro rata basis or in such other manner as they may agree, and (ii) in the case of a Demand Registration, Shelf Take-Down or other Piggyback Registration, (A) first, to Registrable Securities requested by GPC Fund and AFMIC to be included in such Demand Registration or Shelf Take-Down, as applicable, allocated among such requesting Holders on a pro rata basis or in such other manner as they may agree, (B) second, with the written consent of the Initiating Holder, to Registrable Securities requested by all other Holders to be included in such Demand Registration or Shelf Take-Down, as applicable, allocated among such requesting Holders on a pro rata basis or in such other manner as they may agree and (C) third, to Common Stock requested to be included by the Company.
(h)    Postponement; Suspensions.
(i)    The Company may postpone any filing or effectiveness of a Registration Statement or commencement of a Shelf Take-Down (or suspend the continued use of an effective Shelf Registration Statement) (each, a “Suspension”) (i) during the pendency of a stop order issued by the SEC suspending the use of such Registration Statement or (ii) if the Company delivers to the Holders participating in such registration an officers’ certificate (a “Suspension Notice”) executed by two of the Company’s authorized officers stating that the Board has determined such postponement or suspension is necessary in order to avoid premature disclosure of material nonpublic information and the Company has a bona fide business purpose for not disclosing such information publicly at such time; provided, however, that the Company shall not be permitted to exercise a Suspension (i) more than twice during any 365-day period, (ii) for more than one hundred and twenty (120) days during any 365-day period and (iii) unless for the full period of the Suspension, the Company does not offer or sell securities for its own account, does not permit registered sales by any holder of its securities and prohibits offers and sales by its directors and officers. Promptly following the cessation or discontinuance of the facts and circumstances forming the basis for any Suspension Notice, the Company shall use its commercially reasonable efforts to (i) amend the applicable Registration Statement and/or amend or supplement the related prospectus included therein to the extent necessary, (ii) take all other actions reasonably necessary, to allow the commencement of the Shelf Take-Down or the use of the Shelf Registration Statement to recommence as promptly as possible, and (iii) promptly provide written notice to such Holders (or a representative of such Holders) of the termination of any Suspension. In connection with a Demand Registration, prior to the termination of any Suspension, the Holders that made the request for Demand Registration will be entitled to withdraw such Holders’ Demand Notice. After receipt of the Suspension Notice, the Holders will suspend use of the applicable Registration Statement, prospectus or prospectus supplement in connection with any sale or purchase of, or offer to sell or purchase, such Holders’ Registrable Securities.
(ii)    Each Holder agrees that, except as required by applicable law, it shall treat as confidential the receipt of any Suspension Notice (provided that in no event shall such notice contain any material nonpublic information of the Company) hereunder and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes public, other than as a result of disclosure by breach of the terms of this Agreement.
(i)    Holdback; Lock-Up Agreements. Each of the Company and the Holders agrees, upon notice from the managing underwriters in connection with any registration for an underwritten offering of the Company’s securities (other than a Special Registration), not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the managing underwriters for a period of up to ninety (90) days (or such shorter period as may be agreed to by the managing underwriter(s)); provided that such restrictions shall not apply in any circumstance to (i) securities acquired by a Holder subsequent to the completion of the IPO (other than pursuant to the Reorganization Transactions, Call Option Agreement or Warrant Agreement), (ii) distributions-in-kind to a Holder’s limited or other partners, members, shareholders or other equity holders, (iii) Holders of less than 5% of the Company’s then-outstanding Common Stock or (iv) Holders of 5% or more of the Company’s then-outstanding Common Stock if they have not been offered the opportunity to participate in a registration of the Company’s Common Stock. Notwithstanding the foregoing, no holdback agreements of the type contemplated by this Section shall be required of Holders unless each of the Company’s directors, executive officers and other Holders of at least 5% of the Company’s outstanding Common Stock agrees to be bound by a substantially identical holdback agreement for at least the same period of time.

Section 3.    Registration Procedures.
(a)    If and whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall use its reasonable best efforts to effect and facilitate the registration, offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as is practicable, and the Company shall as expeditiously as possible:
(i)    prepare and file with the SEC (within thirty (30) days after the date on which the Company has given Holders notice of any request for Demand Registration) a Registration Statement with respect to such Registrable Securities, make all required filings required (including Financial Industry Regulatory Authority filings) in connection therewith and thereafter and (if the Registration Statement is not automatically effective upon filing) use its reasonable best efforts to cause such Registration Statement to become effective; provided that, before filing a Registration Statement or any amendments or supplements thereto (including free writing prospectuses under Rule 433), the Company will furnish to Holders for such registration copies of all such documents proposed to be filed (including exhibits thereto), which documents will be subject to review of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and give the Holders participating in such registration an opportunity to comment on such documents and keep such Holders reasonably informed as to the registration process; provided, further, that if registration at the time would require the inclusion of pro forma financial or acquired business historical financial information, which requirement the Board determines the Company is reasonably unable to comply with, then the Company may defer the filing of the Registration Statement that is required to effect the applicable registration for a reasonable period of time to compile such information;
(ii)    prepare and file with the SEC such amendments and supplements to any Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (A) not less than ninety (90) days or, if such Registration Statement relates to an underwritten offering in the case of a Demand Registration Statement, such longer period as in the opinion of counsel for the managing underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or the maximum period of time permitted by the Securities Act in the case of a Shelf Registration Statement, or (B) such shorter period ending when all of the Registrable Securities covered by such Registration Statement have been disposed of (but in any event not before the expiration of any longer period required under the Securities Act) and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;
(iii)    furnish to each Selling Holder and the underwriters such number of copies, without charge, of any Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, all exhibits and other documents filed therewith and such other documents as such persons may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder; provided that, before amending or supplementing any Registration Statement, the Company shall furnish to the Holders a copy of each such proposed amendment or supplement and not file any such proposed amendment or supplement to which any Selling Holder reasonably objects. The Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the Selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any such amendment or supplement thereto;
(iv)    use its reasonable best efforts to register or qualify any Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Selling Holder, and the managing underwriters, if any reasonably request, use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts and things that may be necessary or reasonably advisable to enable such Selling Holder and each underwriter, if any, to consummate the disposition of the seller’s Registrable Securities in such jurisdictions; provided that the Company will not be required to (i) qualify generally to do business in any such jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any jurisdiction where it is not then so subject or (iii) consent to general service of process in any such jurisdiction where it is not then so subject (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith);
(v)    during any time when a prospectus is required to be delivered under the Securities Act, promptly notify each Selling Holder upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made and, as promptly as practicable, prepare and furnish to such Selling Holders a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
(vi)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement,
(vii)    cooperate with the Holders and any managing underwriter(s) to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, and enable certificates for such Registrable Securities to be issued for such number of shares and registered in such names as the Holders and any managing underwriter(s) may reasonably request;
(viii)    cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the Nasdaq Global Select Market;
(ix)    promptly notify each Selling Holder (i) when the Registration Statement, any prospectus supplement or any post-effective amendment to the Registration Statement has become effective (ii) of any written comments by the SEC or any request by the SEC for amendments or supplements to such Registration Statement or to amend or to supplement any prospectus contained therein or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for any of such purposes, (iv) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension, (v) if at the time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 3(a)(xiii) below cease to be true and correct and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of such Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;
(x)    make available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to the applicable Registration Statement and any attorney, accountant or other agent retained by any such Selling Holder or underwriter all financial and other records, pertinent corporate documents and documents relating to the business of the Company reasonably requested by such Selling Holder, cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Selling Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement and make senior management of the Company available for customary due diligence and drafting activity; provided that any such Person gaining access to information or personnel pursuant to this Section 3(a)(x) shall (i) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business and (ii) agree to use reasonable efforts to protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such person is notified, unless (A) the release of such information is requested or required by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (B) the release of such information, in the opinion of such person, is required to be released by law or applicable legal process, (C) such information is or becomes publicly known without a breach of this Agreement, (D) such information is or becomes available to such person on a non-confidential basis from a source other than the Company or (E) such information is independently developed by such person. In the case of a proposed disclosure pursuant to (A) or (B) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure;
(xi)    in the case of an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or any Selling Holder reasonably requests to be included therein, the purchase price being paid therefor by the underwriters and any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;
(xii)    reasonably cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority;
(xiii)    in the case of an underwritten offering, enter into such customary agreements (including underwriting agreements with customary provisions in such forms as may be requested by the managing underwriters) and take all such other actions as the Selling Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;
(xiv)    in the case of an underwritten offering, make senior management of the Company available to assist to the extent reasonably requested by the managing underwriters of any Underwritten Offering to be made pursuant to such registration in the marketing of the Registrable Securities to be sold in the Underwritten Offering, including the participation of such members of the Company’s senior management in “road show” presentations and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities to be sold in the Underwritten Offering, and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary registered offering of its Common Stock
(xv)    use reasonable best efforts to: (a) obtain all consents of independent public accountants required to be included in the Registration Statement and (b) in connection with each offering and sale of Registrable Securities, obtain one or more comfort letters, addressed to the underwriters and to the Selling Holders, dated the date of the underwriting agreement for such offering and the date of each closing under the underwriting agreement for such offering, signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the underwriters or Holders of a majority of the Registrable Securities being sold in such offering, as applicable, reasonably request;

(xvi)    use reasonable best efforts to obtain: (a) all legal opinions from Company outside counsel (or internal counsel) required to be included in the Registration Statement and (b) in connection with each closing of a sale of Registrable Securities, legal opinions from Company outside counsel (or internal counsel if acceptable to the managing underwriters), addressed to the underwriters, dated as of the date of such closing, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;
(b)    As a condition precedent to the obligations of the Company to file any registration statement covering Registrable Securities, each Holder of Registrable Securities as to which any registration is being effected shall furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.
Each Holder agrees that (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(v), such Holder shall forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(a)(v); (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (A) of Section 3(a)(ix), such Holder shall discontinue its disposition of Registrable Securities pursuant to such registration statement until such Holder’s receipt of the notice described in clause (iv) of Section 3(a)(ix); and (iii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (B) of Section 3(a)(xi), such Holder shall discontinue its disposition of Registrable Securities pursuant to such registration statement in the applicable state jurisdiction(s) until such Holder’s receipt of the notice described in clause (C) of Section 3(a)(ix). The length of time that any registration statement is required to remain effective shall be extended by any period of time that such registration statement is unavailable for use pursuant to this paragraph, provided in no event shall any registration statement be required to remain effective after the date on which all Registrable Securities cease to be Registrable Securities.
Section 4.    Indemnification.
(a)    Indemnification by the Company. The Company agrees to indemnify and hold harmless to the fullest extent permitted by law, each Holder, any Person who is or might be deemed to be a controlling person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, agents, Affiliates and shareholders, and each other Person, if any, who controls any such Holder or controlling person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”) against, and pay and reimburse such Covered Persons for any losses, claims, damages, liabilities, joint or several, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such Covered Person in connections with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses” and, individually, each a “Loss”) to which such Covered Person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, prospectus, preliminary prospectus or free writing prospectus, or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will pay and reimburse such Covered Persons for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in such Registration Statement, any such prospectus, preliminary prospectus or free writing prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, or in any application in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Holder specifically for inclusion therein (“Selling Holder Information”). In connection with an Underwritten Offering, the Company, if requested, will indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Covered Persons and in such other manner as the underwriters may request in accordance with their standard practice.
(b)    Indemnification by the Holders. In connection with any Registration Statement in which a Holder is participating, each such Holder will indemnify and hold harmless the Company, its directors and officers, employees, agents and any Person who is or might be deemed to be a controlling person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any Losses to which such Holder or any such director or officer, any such underwriter or controlling person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration

Statement, prospectus, preliminary prospectus or free writing prospectus, or any amendment thereof or supplement thereto, or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus, preliminary prospectus or free writing prospectus, or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with such Holder’s Selling Holder Information (and except insofar as such Losses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any underwriter furnished to the Company in writing by such underwriter expressly for use in such Registration Statement), and such Holder will reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further that the obligation to indemnify and hold harmless shall be individual and several to each Holder and shall be limited to the amount of net proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement.
(c)    Notices of Claims, etc. Any person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim or the commencement of any proceeding with respect to which it seeks indemnification pursuant hereto; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party’s expense, the defense of any such claim or proceeding, with counsel reasonably acceptable to such indemnified party; provided that (i) any indemnified party shall have the right to select and employ separate counsel and to participate in the defense of any such claim or proceeding, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees or expenses or (B) the indemnifying party shall have failed to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding within a reasonable time after receipt of notice of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or to pursue the defense of such claim in a reasonably vigorous manner or (C) the named parties to any proceeding (including impleaded parties) include both such indemnified and the indemnifying party, and such indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (i)(C) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the indemnified party or adversely affects such indemnified party other than as a result of financial obligations for which such indemnified party would be entitled to indemnification hereunder.
The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the registration and sale of any securities by any person entitled to any indemnification hereunder and the expiration or termination of this Agreement.
(d)    Contribution. If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses (other than in accordance with its terms), then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 4(d) will be limited to an amount equal to the net proceeds to such Holder from the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such Loss or any substantially similar Loss arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
Section 5.    Covenants Relating to Rule 144. The Company shall use its commercially reasonable efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and to take such further action as any Holder may reasonably request to enable

Holders to sell Registrable Securities without registration under the Securities Act from time to time within the limitation of the exemptions provided by Rule 144. The Company shall, in connection with any request by a Holder in connection with a sale, transfer or other disposition by such Holder of any Registrable Securities pursuant to Rule 144 for the removal of any restrictive legend or similar restriction on such Registrable Securities, promptly cause the removal of such restrictive legend or restriction, make or cause to be made appropriate notifications on the books of the Company’s transfer agent and provide a customary opinion of counsel and instruction letter required by the Company’s transfer agent.
Section 6.    Registration Expenses. The Company shall be responsible for Registration Expenses hereunder, provided that each of GPC Fund and AFMIC shall be responsible for the reasonable and documents out-of-pocket legal fees in excess of $40,000 of any counsel they engage in connection with any Registration Statement and any offering thereunder.
Section 7.    Miscellaneous.
(a)    Term. This Agreement shall terminate upon such time as no Registrable Securities remain outstanding, except for the provisions of Sections 4, 6 and this Section 7 shall survive such termination of this Agreement.
(b)    Other Holder Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit a Holder or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.
(c)    Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the Company and the Institutional Holders. Any failure of any party to comply with any term or provision of this Agreement may be waived by the Company and the Institutional Holders, by an instrument in writing signed by the Company and the Institutional Holders, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.
(d)    No Third-Party Beneficiaries. Other than as set forth in Section 4 with respect to the indemnified parties and as expressly set forth elsewhere in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies under or by reason of this Agreement. Only the parties that are signatories to this Agreement shall have any obligation or liability under, in connection with, arising out of, resulting from or in any way related to this Agreement or any other matter contemplated hereby, or the process leading up to the execution and delivery of this Agreement and the transactions contemplated hereby, subject to the provisions of this Agreement.
(e)    Assignment. The rights to cause the Company to register or offer Registrable Securities pursuant to this Agreement may be transferred (but only with all related obligations) by a holder to a transferee or assignee of such securities only if such transferee executes a joinder agreement substantially in the form of Exhibit A hereto and such transfer is: (i) to an Affiliate of the transferring Holder or (ii) a transfer of at least 5% of the then-outstanding Common Stock of the Company.
(f)    Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both written and oral, between or on behalf of the parties hereto with respect to the subject matter of this Agreement.
(g)    Severability. In the event that any provision of this Agreement is declared invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted in a manner that accomplishes, to the extent possible, the original purpose of such provision.
(h)    Counterparts. This Agreement may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The counterparts of this Agreement may be executed and delivered by electronic means (including in pdf or tif format sent by electronic mail) by a party to the other party and the receiving party may rely on the receipt of such document so executed and delivered by electronic means as if the original had been received.
(i)    Specific Performance; Remedies. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the affected party shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The other party shall not oppose the granting of such relief. The parties agree that the remedies at law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are hereby waived.
(j)    Governing Law. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The parties hereto agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.
(k)    WAIVER OF JURY TRIAL. EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY

DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.
(l)    Notice. Unless otherwise specified herein, all notices required or permitted to be given under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be delivered personally or sent by a nationally recognized overnight courier service, and shall be deemed to be effective upon delivery. All such notices shall be addressed to the receiving party at such party’s address set forth below, or at such other address as the receiving party may from time to time furnish by notice as set forth in this Section 7(l):

If to the Holders, to:	Those addresses listed on Schedule A hereto

If to the Company, to:	Bowhead Specialty Holdings Inc.
1411 Broadway, Suite 3800 New York, NY 10018 Attention: General Counsel
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first above written.

BOWHEAD SPECIALTY HOLDINGS INC.

By:
Name:
Title:

HOLDERS:

AMERICAN FAMILY MUTUAL INSURANCE COMPANY, S.I.

By:
Name:
Title:

GPC PARTNERS INVESTMENTS (SPV III) LP

By:
Name:
Title:

STEPHEN SILLS

By:
Name:
Title:

[●]

By:
Name:
Title:
[Signature Page to Registration Rights Agreement]

Exhibit A
Form of Joinder Agreement
Reference is made to the Registration Rights Agreement, dated as of [●] , 2024 (as amended from time to time, the “Registration Rights Agreement”), by and among Bowhead Specialty Holdings Inc. (the “Company”) and certain stockholders of the Company party thereto. The undersigned agrees, by execution hereof, to become a party to, and to be subject to the rights and obligations under, the Registration Rights Agreement.

[HOLDER]

By:
Name:
Title:

Acknowledged by:

BOWHEAD SPECIALTY HOLDINGS INC.

By:
Name:
Title:
Exh. A-1

Schedule A
The Holders

Name of Holder	Number of Shares of Common Stock Held	Address of Holder	Email Address of Holder
American Family Mutual Insurance Company, S.I.	[●]	[●]	[●]
GPC Partners Investments (SPV III) LP	[●]	[●]	[●]
	[●]	[●]	[●]
Stephen Sills.
[●]	[●]	[●]	[●]
Sch. A-1